Exhibit 99.1
American Axle & Manufacturing Awarded Driveline Design and Manufacturing
Responsibilities for GM’s Next Generation Full-Size Truck Program
Announces Increase in New Business Backlog
Detroit, Michigan, January 17, 2008 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that it will continue its role as driveline supplier for the next generation of GM’s full-size trucks.
AAM’s sales of driveline components relating to GM’s full-size pick-ups and SUVs represent more than half of AAM’s annual sales.
While GM has not yet finalized product definitions and other pertinent engineering details, AAM expects the scope and magnitude of AAM’s role on the successor program to be substantially the same as on the existing program.
“We are extremely pleased that General Motors has recognized AAM’s exceptional capabilities in the design, engineering, testing, validation and manufacturing of premier driveline systems and selected us for this critical program,” said AAM’s Co-Founder, Chairman and Chief Executive Officer, Richard E. Dauch. “AAM’s continued emphasis on product innovation, superior engineering and design, as well as world-class quality, warranty, delivery, and launch performance is attracting significant new business in our expanding global market. Our worldwide team is dedicated to the application of AAM’s expertise in these areas to further develop high-efficiency axle technology for this and other new customer programs.”
2008-2012 New Business Backlog
AAM also announced that its backlog of new and incremental business launching from 2008 through 2012 has been increased to $1.3 billion in future annual sales.
AAM measures its new and incremental business backlog (“new business backlog”) by the estimated annual sales value of agreements with its customers to provide axle or other driveline or drivetrain products for future product programs, as well as incremental content or volume awards on existing programs, including customer requested engineering changes. AAM’s new business backlog may be impacted by various assumptions such as production volume estimates, changes in program launch timing and fluctuation in foreign currency exchange rates.
AAM’s new business backlog reflects the company’s successful efforts to expand its product portfolio by adding all-wheel-drive applications for passenger cars and crossover vehicles, expanded electronics integration and new drivetrain components such as transfer cases and power transfer units.
Recent new business wins include the following:
•	On October 30, 2007, AAM announced the formation of a new joint venture (JV) in India (AAM Sona Axle Private Limited). The JV will provide axles to Tata Motors for a light duty truck program beginning in the second half of 2008.

•	AAM has earned an order from Mahindra International Limited (MIL) to provide driving heads in India for a commercial vehicle program. MIL is a joint venture involving Mahindra & Mahindra Limited from India and International Truck & Engine Corporation (ITEC) from the U.S.

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•	AAM has earned its first major award from Volkswagen AG to supply the driveline system for a new global light vehicle program launching in 2009.

•	AAM has earned its first award from Chery Automobile Co., Ltd. to produce rear drive modules (RDM) for a 2010 model-year crossover vehicle.
Other highlights of AAM’s $1.3 billion new business backlog include:
•	Approximately 75% of the new business backlog has been sourced to AAM’s non-U.S. facilities. These awards will accelerate the expansion of AAM’s manufacturing facilities in Mexico, South America, Asia and Europe. These awards will also lead to the construction of new facilities in India and Thailand in 2008.

•	Approximately half of the new business backlog relates to awards supporting rear-wheel-drive and all-wheel-drive passenger car and crossover vehicle applications. These awards relate to 10 different product programs developed by four different customers launching in at least four major regional markets.

•	AAM will launch approximately 60% of its new business backlog in the 2008, 2009 and 2010 calendar years. The balance of the backlog will launch in 2011 and 2012.
AAM will be presenting at the 2008 Auto Analyst of New York (AANY) Detroit Auto Show Conference on Thursday, January 17, 2008 at 10:15 a.m. EST. AAM will webcast the presentation through AAM’s investor web site at http://investor.aam.com. The presentation will be made by AAM’s Co-Founder, Chairman & CEO Richard E. Dauch.
AAM has also scheduled a conference call to review its fourth quarter and full year 2007 results on February 1, 2008 at 10:00 a.m. EST. Interested participants may listen to the live conference call by logging onto AAM’s investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States.
AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover utility vehicles and commercial vehicles. In addition to locations in the United States (Michigan, New York, Ohio and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, South Korea and the United Kingdom.
Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections, strategies or future performance. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe and South America); reduced demand of our customers’ products or volume reductions, particularly for light trucks and SUVs produced by GM and Chrysler LLC’s heavy-duty Dodge Ram full-size pickup trucks, or the Dodge Ram program; work stoppages at GM or Chrysler LLC or a key supplier to GM or Chrysler LLC; our ability to achieve cost reductions through accelerated attrition programs; reduced purchases of our products by GM, Chrysler LLC or other customers; our ability and our customers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to maintain satisfactory labor relations and avoid work stoppages; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; availability of financing for working capital, capital expenditures, research and development or other general corporate purposes, including our ability to comply with financial covenants; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations); our ability to attract and retain key associates; and other unanticipated events and conditions that may hinder our ability to compete.

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For additional discussion, see “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
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For additional information:

Media relations contact:	Investor relations contact:
Renee B. Rogers	Jamie M. Little
Manager, Corporate Communications and	Director, Investor Relations
Media Relations	(313) 758-4831
(313) 758-4882	jamie.little@aam.com
renee.rogers@aam.com
     Or visit the AAM website at www.aam.com

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